UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2007

VERICHIP CORPORATION
 (Exact name of registrant as specified in its charter)

DELAWARE	001-33297	06-1637809
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1690 SOUTH CONGRESS AVENUE, SUITE 200 DELRAY BEACH, FLORIDA	33445
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 561-805-8008

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into Material Definitive Agreement.

On August 31, 2007, VeriChip Corporation, a Delaware corporation (the “Company”), entered into a Registration Rights Agreement (the “Agreement”) with Kallina Corporation. The Agreement was entered into in connection with the execution of a Securities Purchase Agreement between Applied Digital Solutions, Inc., which owns a majority position in the Company (“Applied Digital”), and Kallina Corporation, under which Applied Digital transferred to Kallina Corporation 200,000 shares of Company common stock that Applied Digital owns. Under the Agreement, the Company will register the 200,000 shares for resale by Kallina Corporation. Applied Digital has agreed to use its best efforts to enter into a subordination agreement with a potential third party lender to the Company and to reimburse the Company for all out of pocket expenses, including legal, accounting, filing, and printing expenses, related to the Agreement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Registration Rights Agreement between VeriChip Corporation and Kallina Corporation, dated August 31, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VeriChip Corporation

Date: September 7, 2007

/s/ William J. Caragol
William J. Caragol
President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 10.1	Registration Rights Agreement between VeriChip Corporation and Kallina Corporation, dated August 31, 2007.